Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT AGREES TO ACQUIRE COMMERCIAL LOAN
PORTFOLIO FROM FLAGSTAR BANK

NEW YORK – January 2, 2013 – CIT Group Inc. (NYSE: CIT) cit.com, a leading provider of financing and advisory services to small businesses and middle market companies, today announced that it has agreed to acquire a commercial loan portfolio from Flagstar Bank (FSB), a wholly-owned subsidiary of Flagstar Bancorp, Inc. (NYSE: FBC).

Under the terms of the agreement, CIT Bank, the U.S. commercial bank subsidiary of CIT, will acquire approximately $1.3 billion in commercial loan commitments, of which approximately $800 million is currently outstanding. The assets represent a substantial portion of FSB’s Northeast-based commercial loan portfolio, which consists primarily of asset-based, commercial real estate, and equipment finance loans and leases. The purchase is expected to be substantially completed during the first quarter of 2013.

“We are pleased to be able to acquire a pool of commercial loans that complements our existing corporate finance portfolio and will further expand our middle market customer base,” said Nelson J. Chai, President of CIT. “We will continue to look for opportunities to deploy our capital in transactions that generate good returns.”

Editor’s Note:
Follow us on Twitter: @citgroup, on LinkedIn: LinkedIn.com/company/cit, on YouTube: YouTube.com/citgroupvideo, and on Facebook: facebook.com/citgroup. Individuals interested in receiving corporate news releases can register at cit.com/newsalerts or subscribe to the RSS feed at cit.com/rss.

About Flagstar
Flagstar Bancorp, Inc. (NYSE: FBC) is the holding company for Flagstar Bank, a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $14.9 billion in total assets at September 30, 2012, Flagstar is the largest publicly held savings bank headquartered in the Midwest. As of September 30, 2012, Flagstar operated 111 branches in Michigan, 31 home loan centers in 14 states, and a total of four commercial banking offices in Massachusetts, Connecticut, and Rhode Island. Flagstar originates loans nationwide and is one of the leading originators of residential first mortgage loans in the country. For more information, please visit flagstar.com

About CIT Bank
Founded in 2000, CIT Bank (Member FDIC) is a wholly-owned subsidiary of CIT Group Inc. (NYSE: CIT). It is regulated by the Federal Deposit Insurance Corporation and the Utah Department of Financial Institutions. As of September 30, 2012, CIT Bank had $8.6 billion of deposits and $11.6 billion of assets. CIT Bank makes loans without regard to race, color, religion, national origin, sex, handicap or familial status. BankOnCIT.com

About CIT
Founded in 1908, CIT (NYSE: CIT) is a bank holding company with more than $33 billion in financing and leasing assets. A member of the Fortune 500, it provides financing and leasing capital as well as advisory services to its small business and middle market clients and their customers across more than 30 industries. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and global vendor finance. CIT also operates CIT Bank (Member FDIC), BankOnCIT.com, its primary bank subsidiary, which offers a suite of savings options designed to help customers achieve a range of financial goals. cit.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in refining and implementing its strategy and business plan, the risk that CIT is unable to quickly react to and address key business and regulatory issues, the risk that CIT is delayed in transitioning certain business platforms to CIT Bank and may not succeed in developing a stable, long-term source of funding, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our actual results in Item 1A, “Risk Factors”, of our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

###

CIT MEDIA RELATIONS:
C. Curtis Ritter
Director of Corporate Communications
(973) 740-5390
Curt.Ritter@cit.com

Matt Klein
Vice President, Media Relations
(973) 597-2020
Matt.Klein@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
Ken.Brause@cit.com